Sultanate of Oman
Ministry of Tourism
Muscat
Minister's Office



MOT/6/2/174/2005
15th March 2005



Mr. Frank J. Drohan
President
Journey of Light Inc.
The Empire State Building
35th Avenue, New York, NY 10118


Dear Mr. Drohan,


Thank you for your letter of March 1, 2005 regarding that City of Light project (Qutopia) and the documents enclosed with it.

I am pleased to convey to you the government of the sultanate's approval of the project. We would now like to proceed on the remaining steps leading to the implementation of the project at the earliest.


Best wishes

/s/Dr. Rajiha Abdul Ameer Ali
Minister of Tourism


/official seal/
Sultanate of Oman
Ministry of Tourism
Minister's Office
Muscat